                                                                                                                                                                Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

513/579-7764

Investor – Matt Stautberg

513/579-7780

FOR IMMEDIATE RELEASE

MACY’S, INC. REPORTS THIRD QUARTER EARNINGS

OF 36 CENTS PER DILUTED SHARE

Company increases full-year earnings guidance

CINCINNATI, Ohio, November 7, 2012 – Macy’s, Inc. today reported strong third quarter earnings that underscore the company’s continued progress in implementing key business strategies to drive growth. Earnings were 36 cents per diluted share for the third quarter of 2012, ended Oct. 27, 2012. This compares with earnings of 32 cents per diluted share in last year’s third quarter.

“We were pleased to deliver sales and earnings growth for the 11th consecutive quarter,” said Terry J. Lundgren, chairman, president and chief executive officer of Macy’s, Inc. “Our success in the third quarter reflected a combination of factors, as has been the case over the past several years. We continue to implement our My Macy’s localization, omnichannel integration and enhanced customer engagement strategies with increasing precision, passion and success. This has helped us to deepen our relationship with customers and capture market share.

“We have confidence in our ability to continue to grow sales and earnings in the fourth quarter, even taking into account a recovery from Hurricane Sandy that will cause stress to consumers and our employees in the Northeast and Mid-Atlantic regions. Throughout the holiday season, we will be offering our customers new and fresh merchandise assortments, great value and an engaging shopping environment at both Macy’s and Bloomingdale’s - in store, online and via mobile devices. We are providing more reasons than ever for customers to shop us first and buy from Macy’s and Bloomingdale’s, especially for memorable gifts for family and friends,” Lundgren said.

For the first three quarters of 2012, Macy’s, Inc.’s diluted earnings per share were $1.45, compared with earnings of $1.18 per diluted share in the first three quarters of 2011.

Sales

Sales in the third quarter totaled $6.075 billion, up 3.8 percent from total sales of $5.853 billion in the third quarter of 2011. On a same-store basis, Macy’s, Inc.’s third quarter sales were up 3.7 percent.

For the year to date, Macy’s, Inc. sales totaled $18.336 billion, up 3.7 percent from total sales of $17.681 billion in the first 39 weeks of 2011. On a same-store basis, Macy’s, Inc.’s year-to-date sales were up 3.7 percent.

Online sales (macys.com and bloomingdales.com combined) were up 40.4 percent in the third quarter and 36.8 percent year to date, compared with the same periods in 2011. Online sales positively affected the company’s same-store sales by 2.2 percentage points in the third quarter and 1.8 percentage points in the year to date. Online sales are included in the same-store sales calculation for Macy's, Inc.

In the third quarter, the company opened new Bloomingdale’s Outlet stores, as previously announced, in Westbury, NY, and Grand Prairie, TX. A third new Bloomingdale’s Outlet store in Livermore, CA, is opening in the second week of the fourth quarter. A Macy’s men’s and furniture store in Santa Ana, CA, was closed in the third quarter, with its business consolidated into a full-line Macy’s store in the same shopping center.

Macy’s, Inc. announced today that it will discontinue reporting monthly sales, beginning in fiscal 2013, consistent with the practice of most other retailers. Sales will continue to be reported quarterly, along with earnings and cash flow.

Operating Income

Macy’s, Inc.’s operating income totaled $325 million or 5.4 percent of sales for the quarter ended Oct. 27, 2012, compared with operating income of $291 million or 5.0 percent of sales for the same period last year. For the first three quarters of 2012, Macy’s, Inc.’s operating income totaled $1.270 billion or 6.9 percent of sales, compared with operating income of $1.127 billion or 6.4  percent of sales for the same period last year.

Cash Flow

Net cash provided by operating activities was $889 million in the first three quarters of 2012, compared with $627 million in the first three quarters of 2011. Net cash used by investing activities in the first three quarters of 2012 was $615 million, compared with $472 million a year ago. Net cash used by financing activities in the first three quarters of 2012 was $1.837 billion, compared with net cash used by financing activities in the first three quarters of 2011 of $522 million.

The company repurchased approximately 10.3 million shares of its common stock for a total of approximately $403 million in the third quarter of 2012. In the fiscal year to date, the company repurchased approximately 26.3 million shares of its common stock for approximately $991 million. At Oct. 27, 2012, the company had remaining authorization to repurchase up to approximately $361 million of its common stock. The company previously stated that it plans to repurchase at least $1 billion in shares in fiscal 2012 under its repurchase program.

Looking Ahead

Macy’s, Inc. is increasing its full-year 2012 earnings guidance to $3.35 to $3.40 per diluted share, including fourth quarter earnings guidance of $1.94 to $1.99 per diluted share. Previous 2012 full-year guidance (provided on Aug. 8) was for earnings of $3.30 to $3.35 per share, and compares to initial guidance of $3.25 to $3.30 per diluted share provided at the beginning of the year.  The guidance does not give effect to expenses associated with the debt tender offer announced on Oct. 29, the amount of which will depend upon the amount and series of notes purchased and presently cannot be determined.

As reported in the October sales news release issued on Nov. 1, the company has raised its guidance for same-store sales growth in the second half of 2012 to approximately 4 percent (from previous guidance of up approximately 3.7 percent). This calculates to guidance for same-store sales in the fourth quarter to grow by approximately 4.2 percent, and for full-year 2012 sales to grow by 3.9 percent. This compares with guidance provided at the beginning of the year for 2012 same-store sales to be up by approximately 3.5 percent.

Macy’s, Inc., with corporate offices in Cincinnati and New York, is one of the nation’s premier retailers, with fiscal 2011 sales of $26.4 billion. The company operates about 840 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy’s and Bloomingdale’s, as well as the macys.com and bloomingdales.com websites. The company also operates 12 Bloomingdale’s Outlet stores.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.’s call with analysts and investors will be held today (Nov. 7) at 10:30 a.m. (ET). Macy’s, Inc.’s webcast is accessible to the media and general public via the company's Web site at www.macysinc.com. Analysts and investors may call in on 1-888-724-9511, passcode 5303489. A replay of the conference call can be accessed on the Web site or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.)

MACY’S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   October 27, 2012

   October 29, 2011

$	% to

Net sales

$	% to

Net sales

Net sales...............................................................	$ 6,075		$ 5,853

Cost of sales (Note 2)...........................................	3,672	60.4%	3,544	60.6%

Gross margin.........................................................	2,403	39.6%	2,309	39.4%

Selling, general and administrative expenses.............	(2,078)	(34.2%)	(2,018)	(34.4%)

Operating income...................................................	325	5.4%	291	5.0%

Interest expense - net............................................	(103)		(108)

Income before income taxes...................................	222		183

Federal, state and local income tax expense (Note 3)...	(77)		(44)

Net income............................................................	$ 145		$ 139

Basic earnings per share.........................................	$ .36		$ .33

Diluted earnings per share.......................................	$ .36		$ .32

Average common shares:
Basic...............................................................	401.3		425.3
Diluted.............................................................	407.9		431.8

End of period common shares outstanding................	395.5		420.6

Depreciation and amortization expense....................	$ 269		$ 282

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended October 27, 2012 and October 29, 2011 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 13 weeks ended October 27, 2012 or October 29, 2011.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY’S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	39 Weeks Ended		39 Weeks Ended

   October 27, 2012

   October 29, 2011

$	% to

Net sales

$	% to

Net sales

Net sales...............................................................	$18,336		$17,681

Cost of sales (Note 2)............................................	10,984	59.9%	10,587	59.9%

Gross margin.........................................................	7,352	40.1%	7,094	40.1%

Selling, general and administrative expenses............	(6,082)	(33.2%)	(5,967)	(33.7%)

Operating income..................................................	1,270	6.9%	1,127	6.4%

Interest expense - net...........................................	(320)		(335)

Income before income taxes..................................	950		792

Federal, state and local income tax expense (Note 3)...	(345)		(281)

Net income...........................................................	$ 605		$ 511

Basic earnings per share........................................	$ 1.48		$ 1.20

Diluted earnings per share.....................................	$ 1.45		$ 1.18

Average common shares:
Basic...............................................................	409.9		426.0
Diluted.............................................................	416.5		432.2

End of period common shares outstanding................	395.5		420.6

Depreciation and amortization expense....................	$ 782		$ 818

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 39 weeks ended October 27, 2012 and October 29, 2011 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 39 weeks ended October 27, 2012 or October 29, 2011.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY’S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	October 27,	January 28,	October 29,
	2012	2012	2011
ASSETS:
Current Assets:
Cash and cash equivalents...............................	$ 1,264	$ 2,827	$ 1,097
Receivables....................................................	281	368	288
Merchandise inventories..................................	7,208	5,117	7,158
Prepaid expenses and other current assets........	410	465	408
Total Current Assets....................................	9,163	8,777	8,951

Property and Equipment - net.............................	8,212	8,420	8,423
Goodwill............................................................	3,743	3,743	3,743
Other Intangible Assets - net.............................	570	598	608
Other Assets.....................................................	582	557	538

Total Assets...............................................	$ 22,270	$22,095	$ 22,263

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt...............................................	$ 421	$ 1,103	$ 805
Merchandise accounts payable.........................	3,627	1,593	3,576
Accounts payable and accrued liabilities............	2,419	2,788	2,375
Income taxes..................................................	89	371	66
Deferred income taxes....................................	426	408	388
Total Current Liabilities................................	6,982	6,263	7,210

Long-Term Debt................................................	6,519	6,655	6,151
Deferred Income Taxes......................................	1,182	1,141	1,402
Other Liabilities..................................................	2,024	2,103	1,648
Shareholders’ Equity...........................................	5,563	5,933	5,852

Total Liabilities and Shareholders’ Equity........	$ 22,270	$22,095	$ 22,263

Note: Certain reclassifications were made to prior year’s amounts to conform with the classifications of such amounts in the most recent years.

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

39 Weeks Ended

 October 27, 2012

39 Weeks Ended

 October 29, 2011

Cash flows from operating activities:
Net income.................................................................	$ 605	$ 511
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization................................	782	818
Stock-based compensation expense........................	47	54
Amortization of financing costs and premium on acquired debt......................................................	(10)	(12)
Changes in assets and liabilities:
Decrease in receivables.....................................	91	28
Increase in merchandise inventories....................	(2,091)	(2,400)
(Increase) decrease in prepaid expenses and other current assets.......................................	58	(32)
Decrease in other assets not separately identified....	23	40
Increase in merchandise accounts payable...........	1,941	2,023
Decrease in accounts payable and accrued liabilities not separately identified....................	(323)	(220)
Decrease in current income taxes........................	(282)	(117)
Increase in deferred income taxes.......................	14	162
Increase (decrease) in other liabilities not separately identified...................................	34	(228)
Net cash provided by operating activities..........	889	627

Cash flows from investing activities:
Purchase of property and equipment............................	(464)	(359)
Capitalized software...................................................	(169)	(141)
Disposition of property and equipment..........................	36	22
Proceeds from insurance claims...................................	-	6
Other, net...................................................................	(18)	-
Net cash used by investing activities.................	(615)	(472)

Cash flows from financing activities:
Debt repaid.................................................................	(803)	(451)
Financing costs............................................................	-	(8)
Dividends paid.............................................................	(246)	(106)
Increase in outstanding checks.....................................	38	140
Acquisition of treasury stock........................................	(1,018)	(210)
Issuance of common stock...........................................	192	113
Net cash used by financing activities.................	(1,837)	(522)

Net decrease in cash and cash equivalents.......................	(1,563)	(367)
Cash and cash equivalents at beginning of period..............	2,827	1,464

Cash and cash equivalents at end of period.......................	$ 1,264	$ 1,097